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                                                               Exhibit (a)(1)(F)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      at

                             $60.00 Net Per Share

                                      and

                   All Outstanding Shares of Series A 6.75%
                          Convertible Preferred Stock

                                      at

                             $62.136 Net Per Share

                                      of

                                  Verio Inc.

                                      by

                           Chaser Acquisition, Inc.

                    an indirect wholly owned subsidiary of

                        NTT Communications Corporation

                         a wholly owned subsidiary of

                  Nippon Telegraph and Telephone Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 14, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   May 17, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated May 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Chaser Acquisition, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of NTT Communications Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT Communications") and a wholly owned subsidiary of Nippon Telegraph and Telephone Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT"), to purchase all outstanding shares of common stock, par value $.001 per share ("Common Stock"), of Verio Inc., a Delaware corporation (the "Company") (other than shares of Common Stock already owned by NTT Communications and its subsidiaries), at a purchase price of $60.00 per shares of
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Common Stock, net to the seller in cash, without interest, and all outstanding shares of Series A 6.75% Convertible Preferred Stock, par value $.001 per share ("Preferred Stock" and together with the Common Stock, the "Shares"), of the Company at a purchase price of $62.136 per share of Preferred Stock, plus, if the purchase of shares of Preferred Stock occurs after July 31, 2000, all accumulated and unpaid dividends on such share of Preferred Stock from August 1, 2000 to and including the expiration date of the Offer, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 17, 2000, among NTT Communications, Purchaser and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

   Please note the following:

          1. The tender price for Common Stock is $60.00 per share, net to you in cash without interest.

          2. The tender price for Preferred Stock is $ 62.136 per share, plus if the purchase of shares of Preferred Stock occurs after July 31, 2000, accumulated and unpaid dividends on such share of Preferred Stock from August 1, 2000 to and including the expiration date of the Offer, net to you in cash without interest.

          3. The Offer is being made for all of the outstanding shares of Common Stock (other than shares of Common Stock already owned by NTT Communications and its subsidiaries) and all outstanding shares of Preferred Stock.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, June 14, 2000, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Common Stock that, together with the shares of Common Stock then owned by NTT and its subsidiaries, would constitute at least a majority of the shares of Common Stock that in the aggregate are outstanding determined on a fully diluted basis (assuming the exercise of all options to purchase shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable into shares of Common Stock outstanding at the expiration date of the Offer), any waiting period under the HSR Act (as defined in the Offer to Purchase) applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated prior to the expiration of the Offer, and the period of time for any applicable review process by CFIUS (as defined in the Offer to Purchase) under the Exon-Florio Amendment (as defined in the Offer to Purchase) having expired and CFIUS not having taken action or made any recommendation to the President of the United States to block or prevent the consummation of the Offer or the Merger (as defined in the Offer to Purchase). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

   If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to

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return your instruction to us is enclosed. If you authorize tender of your
Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                         Instructions With Respect to
                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock

                                      and

     All Outstanding Shares of Series A 6.75% Convertible Preferred Stock

                                      of

                                  Verio Inc.

                                      by

                           Chaser Acquisition, Inc.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Chaser Acquisition, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of NTT Communications Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT Communications") and a wholly owned subsidiary of Nippon Telegraph and Telephone Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT"), to purchase all outstanding shares of common stock, par value $.001 per share ("Common Stock"), of Verio Inc., a Delaware corporation (the "Company"), and all outstanding shares of Series A 6.75% Convertible Preferred Stock, par value $.001 per share ("Preferred Stock" and together with the Common Stock, the "Shares"), of the Company.

   This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of shares of Common Stock to be Tendered: *



 Number of shares of Preferred Stock to be Tendered: *


                                   SIGN HERE

                                     ------------------------------------------

                                     ------------------------------------------
                                                    Signature(s)

Account Number: _________________

                                     ------------------------------------------

Date:                    , 2000      ------------------------------------------
                                                  (Print Name(s))

                                     ------------------------------------------

                                     ------------------------------------------
                                                (Print Address(es))

                                     ------------------------------------------
                                        (Area Code and Telephone Number(s))

                                     ------------------------------------------
                                            (Taxpayer Identification or
                                             Social Security Number(s))
--------
*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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